                                  EXHIBIT 11.1


                             PHOENIX NETWORK, INC.

                   STATEMENT OF COMPUTATION OF PER SHARE EARNINGS




                                                            1993               1994                1995
                                                          -----------         ----------         -----------
Primary:
  Loss before cumulative effect of
    accounting change                                     $(2,795,706)       $  (781,720)        $(1,334,994)
  Cumulative effect of accounting
    change                                                          -           (123,224)                  -
                                                          -----------         ----------         -----------

      Net loss                                             (2,795,706)          (904,944)         (1,334,994)

  Preferred stock dividend                                   (267,419)          (231,255)           (594,381)
                                                          -----------         ----------         -----------

                                                          $(3,063,125)       $(1,136,199)        $(1,929,375)
                                                          ===========        ===========         ===========
  Weighted average number
    of shares outstanding                                   9,423,072         11,100,958          12,613,992
                                                          ===========        ===========         ===========
  Net loss per share                                           $(0.33)            $(0.10)              $(.15)
                                                               ======              ======               =====


Fully diluted:
  Net loss                                                $(2,795,706)       $  (904,944)        $(1,334,994)
                                                          ===========        ===========         ===========

  Weighted average number
    of shares outstanding:

    Primary                                                 9,423,072         11,100,958          12,613,992
    Convertible preferred
      stock conversion                                      1,866,886          1,671,705           3,420,820
    Stock option conversion                                 1,832,543          1,522,293           1,303,992
                                                          -----------         ----------         -----------

         Total                                             13,122,501         14,294,956          17,338,804
                                                          ===========        ===========         ===========

  Net loss per common share                                    $(0.21)            $(0.06)             $(0.08)
                                                               ======             ======              ======